                          CERTIFICATE OF INCORPORATION

                                       OF

                        NOUVEAU HEALTH MANAGEMENT, INC.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:


FIRST:           NAME.

                 The name of the Corporation is:

                 NOUVEAU HEALTH MANAGEMENT, INC.

SECOND:          REGISTERED OFFICE;  REGISTERED AGENT.

                 The registered office of the Corporation is to be located at Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, DE, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation Systems, Inc.

THIRD:           PURPOSE.

                 The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH:          CAPITALIZATION.

                 The total number of shares of stock which the Corporation shall have authority to issue is twenty-six million (26,000,000) shares of which twenty-five million (25,000,000) shares shall be designated "Common Stock" and one million (1,000,000) shares shall be designated "Preferred Stock". Shares of Common Stock and Preferred Stock shall have a par value of $.001 per share.

                 COMMON STOCK.

                 Subject to the prior or equal rights, if any, of any Preferred Stock which hereafter may be authorized of any and all series stated and expressed by the Board of Directors in the resolution or resolutions providing for the issuance of such Preferred Stock, the holders of Common Stock shall be entitled (i) to receive dividends when and as declared by the Board of Directors out of any funds legally available therefor and (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to receive the remaining assests of the Corporation, ratably according to the number of shares of Common Stock held. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation. No holder of Common Stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock of any class whatsoever, whether now or hereafter authorized.

                 PREFERRED STOCK

                 Authority is hereby expressly granted to the Board of Directors from time to time to issue series of Preferred Stock and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

FIFTH:           LIABILITY OF DIRECTORS.

                 No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided however, that to the extent required by the provisions of paragraph 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under paragraph 174 of the General Corporation Law of the State of Delaware, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date when the provision becomes effective. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article Fifth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

SIXTH:           INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

                 1. Indemnification. The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while service as a director, officer, employee or agent, to the maximum extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The Corporation may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, purchase and maintain insurance on behalf of any such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided herein. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation's By-Laws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                 2. Reimbursement and Advances. The Corporation, from time to time, shall reimburse or advance to any person referred to in paragraph 1 the funds necessary for payment of expenses (including attorneys' fees, costs and charges) incurred in connection with any action or proceeding referred to in paragraph 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to such person establishes that he or she is not entitled to be indemnified by the Corporation under this Article Sixth.

                 3. Serving at the Request of the Corporation. Without limitation of any indemnification provided by paragraph 1, any person referred to in paragraph 1 serving (a) another corporation, partnership, joint venture or trust of which the majority of the voting power or residual economic interest is held, directly or indirectly, by the Corporation, or (b) any employee benefit plan of the Corporation, in any capacity, shall be deemed to be doing so at the request of the Corporation.

                 4. Determination of Entitlement. Any person entitled to indemnification or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article Sixth may elect to have the right to indemnification for the reimbursement or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

                 5. Contractual Right. The right to indemnification or to the reimbursement or advancement of expenses pursuant to this Article Sixth or a resolution or agreement authorized pursuant to this Article Sixth (a) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof (or of any such resolution) were set forth in a separate written contract between the Corporation and such person, (b) is intended to be retroactive and, to the extent permitted by law, shall be available with respect to events occurring prior to the adoption hereof, and
(c) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto. The Corporation shall not be obligated under this Article Sixth to make any payment hereunder to the extent the person seeking indemnification hereunder has actually received payment of the amounts otherwise indemnifiable hereunder.

                 6. Judicial Claims. If a request for indemnification or for the reimbursement or advancement of expenses pursuant to this Article Sixth is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant, at any time thereafter, may bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of, or reimbursement or advancement of expenses to, the claimant is proper in the circumstances, or an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                 7. Successor Corporation. For purposes of this Article Sixth, the term "the Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

                 8. Nonexclusivity. The rights granted pursuant to, or provided by, the foregoing provisions of this Article Sixth shall be in addition to, and shall not be exclusive of, any other rights to indemnification or the reimbursement or advancement of expenses to which such person otherwise may be entitled by law, contract or otherwise.

SEVENTH:      INCORPORATOR.

              The name and mailing address of the incorporator of the Corporation is:

                                       Jeanne R. Solomon, Esq.
                                       Shereff, Friedman, Hoffman & Goodman, LLP
                                       919 Third Avenue
                                       New York, New York 10022

              The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, does make and file this Certificate this 11th day of January, 1996.

                               CORPORATE RECORDS
                                       OF
                          NOUVEAU INTERNATIONAL, INC.





                          INCORPORATED UNDER THE LAWS
                                     OF THE
                                STATE OF DELAWARE





                                    BY LAWS

                                       OF

                           NOUVEAU INTERNATIONAL INC.

                          (a Delaware corporation)


                                   ARTICLE I


                            OFFICES AND FISCAL YEAR

         Section 1.01. REGISTERED OFFICE. The registered office of the corporation in Delaware shall be at until otherwise established by an amendment of the articles or by the board of directors and record of such change is filed with the Department of State in the manner provided by law.

         Section 1.02.  OTHER OFFICE.   The corporation may also have offices
at such other places within or without Delaware as the board of directors may from time to time appoint or the business of the corporation may require.

         Section 1.03. FISCAL YEAR. The fiscal year of the corporation shall begin the day of in each year.

                                   ARTICLE II

                      NOTICE - WAIVERS - MEETING GENERALLY

         Section 2.01.  MANNER OF GIVING NOTICE.
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         a)General rule.  Whenever written notice is required to be given to any person under the provisions of the Business corporation Law or by the Articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to the address (or to the telex, TWX, telecopier or telephone number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the directors to the corporation for the purpose of notice. If the notice is by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of telecopier, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

         b)Adjourned shareholder meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

         Section 2.02. NOTICE OF MEETINGS OF BOARD OF DIRECTORS. Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or telecopier) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the board need be specified in a notice of a meeting.

         Section 2.03.  NOTICE OF MEETINGS OF SHAREHOLDERS.

         (a) General rule. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary to each shareholder of record entitled to vote at the meeting at least:


                 (1) ten days prior to the day named for a meeting called to consider a fundamental transaction under 15 Pa.C.S. Chapter 19 regarding amendments of articles of incorporation, mergers, consolidations, share exchanges, sale of assets, divisions, conversions, liquidation's and dissolution; or

                 (2) five days prior to the day named for the meeting in any other case.

If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

         (b) Notice of action by shareholders on bylaws. In the case of a meeting of shareholders that has as one its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

         Section 2.04.  WAIVER OF NOTICE.

         (a) Written waiver. Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the articles of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by this subsection, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

         (b) Waiver by attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         Section 2.05. MODIFICATION OF PROPOSAL CONTAINED IN NOTICE. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

         Section 2.06.  EXCEPTION TO REQUIREMENT OF NOTICE.

         (a) General rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

         (b) Shareholders without forwarding addresses. Notice or other communications shall not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

         Section 2.07. USE OF CONFERENCE TELEPHONE AND SIMILAR EQUIPMENT. One or more persons may participate in a meeting of the board of directors or the shareholders of the corporation by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

ARTICLE III

SHAREHOLDERS

         Section 3.01. PLACE OF MEETING. All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of a meeting.

         Section 3.02. ANNUAL MEETING. The board of directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the board, the meeting for any calendar year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 4:00 o'clock P.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

         Section 3.03.  SPECIAL MEETINGS.

         (a) Call of special meetings. Special meetings of the shareholders may be called at any time:

                 (1) by the board of directors; or

                 (2) unless otherwise provided in the articles, by shareholders entitled to cast at least 20% of the vote that all shareholders are entitled to cast at the particular meeting.

         (b) Fixing of time for meeting. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the secretary to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request. If the secretary neglects or refuses to fix a time of the meeting, the person or persons calling the meeting may do so.

         Section 3.04.  QUORUM AND ADJOURNMENT

         (a) General rule. A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business sunless a quorum is present. The presence of shareholders entitled to cast at least fifty-one percent (51%) of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

         (b) Withdrawal of a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         (c) Adjournment for lack of quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as provided in the Business Corporation Law, adjourn the meeting to such time and place as they may determine.

         (d) Adjournments generally. Any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct, until the directors have been elected. Any other regular or special meeting may be adjourned for such period as the shareholders present and entitled to vote shall direct.

         (e) Electing directors at adjourned meeting. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

         (f) Other action in absence of quorum. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

         Section 3.05.  ACTION BY SHAREHOLDERS

         (a) General rule. Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon.

         (b) Interested shareholders. Any merger or other transaction authorized under 15Pa.C.S. Subchapter 19C between the corporation or subsidiary thereof and a shareholder of this corporation, or any voluntary liquidation authorized under 15 Pa. C.S. Subchapter 19F in which a shareholder is treated differently from other shareholders of the same class (other than any dissenting shareholders), shall require the affirmative vote of the shareholders entitled to cast at least a majority of the votes that all shareholders other than the interested shareholder are entitled to cast with respect to the transaction, without counting the vote of the interested shareholder. For the purposes of the preceding sentence, interested shareholder shall include the shareholder who is a party to the transaction or who is treated differently from other shareholders and any person, or group of persons, that is acting jointly or in concert with the interested shareholder and any person who, directly or indirectly, controls, is controlled by or is under common control with the interested shareholder. An interested shareholder shall not include any person who, in good faith and not for the purpose of circumventing this subsection, is an agent, bank, broker, nominee or trustee for one or more other persons, to the extent that the other person or persons are not interested shareholders.

         (c) Exceptions.  Subsection (b) shall not apply to a transaction:

                 (1) that has been approved by a majority vote of the board of directors without counting the vote of directors who:

                          (ii) are directors or officers of, or have a material equity interest in, the interested shareholder; or

                          (ii) were nominated for election as a director by the interested shareholder, and first elected as a director, within 24 months of the date of the vote on the proposed transaction; or

                 (2) in which the consideration to be received by the shareholders for shares of any class of which shares are owned by the interested shareholder is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class.

         (d) Additional approvals. The approvals required by subsection (b) shall be in addition to, and not in lieu of, any other approval required by the Business Corporation Law, the articles or these bylaws, or otherwise.

         Section 3.06. ORGANIZATION. At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary.

         Section 3.07. VOTING RIGHTS OF SHAREHOLDERS. Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

         Section 3.08.  VOTING AND OTHER ACTION BY PROXY.

         (a) General rule

                 (1) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy.

                 (2) the presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder.

                 (3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

         (b) Minimum requirements. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.

         (c) Expenses. Unless otherwise restricted in the articles, the corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

         Section 3.09. VOTING BY FIDUCIARIES AND PLEDGEES. Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

         Section 3.10.  VOTING BY JOINT HOLDERS OF SHARES.

         (a) General rule. Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

                 (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority or them; and

                 (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

         (b) Exception. If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

         Section 3.11.  VOTING BY CORPORATIONS

         (a) Voting by corporate shareholders. Any corporation that is a shareholder of this corporation may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

         (b) Controlled shares. Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

         Section 3.12.  DETERMINATION OF SHAREHOLDERS OF RECORD.

        (a) Fixing record date. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not be less than 10 days nor more than 60 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

         (b) Determination when a record date is not fixed. If a record date is not fixed:

                 (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                 (2) The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the board of directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the secretary of the corporation.

                 (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         Section 3.13.  VOTING LISTS

         (a) General rule. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and of the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         (b) Effect of list. Failure to comply with the requirements of this section shall not effect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.


         Section 3.14.  JUDGES OF ELECTION.

         (a) Appointment. In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

         (b) Vacancies. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

         (c) Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and question in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         (d) Report. On request of the presiding officer of the meeting, or of any shareholder, the judge shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

         Section 3.15.  CONSENT OF SHAREHOLDERS IN LIEU OF MEETING.

         (a) Unanimous written consent. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.

         (b) Partial written consent. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the corporation. The action shall not become effective until after at least ten days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

         Section 3.16. MINORS AS SECURITY HOLDERS. The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         Section 4.01.  POWERS; PERSONAL LIABILITY.

         (a) General rule. Unless otherwise provided by statute all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

         (b) Standard of care; justifiable reliance. A director shall stand in a fiduciary relation to the corporation and shall perform his or her duties as a director, including duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or duties, a director shall be entitled to rely in good faith on information;, opinions reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                 (1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.

                 (2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

                 (3) A committee of the board upon which the director does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

         (c) Consideration of factors. In discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of subsection (b).

         (d) Presumption. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

         (e) Personal liability of directors.

                 (1) A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

                          (i) the director has breached or failed to perform
                 the duties of his or her office under this section; and

                          (ii) the breach or failure to perform constitutes
                 self-dealing, willful misconduct or


                 (2) The provisions of paragraph (1) shall not apply to the responsibility or liability of of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, State or Federal law.

         (f) Notation of dissent. A director who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action;. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary in writing, of the asserted omission or inaccuracy.

         Section 4.02.  QUALIFICATION AND SELECTION OF DIRECTORS.

         (a) Qualifications. Each director of the corporation shall be a natural person of full age who need not be a resident of Pennsylvania or a shareholder of the corporation.

         (b) Election of directors. Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders. In elections for directors, voting need not be by ballot, except upon demand made by a shareholder entitled to vote at the election and before the voting begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

         (c) Cumulative voting. Unless the articles provide for straight voting, in each election of directors every shareholder entitled to vote shall have the right to multiply the number of votes to which the shareholder may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which his or her shares are a part and the shareholders may cast the whole number of his or her votes for one candidate or may distribute them among two or more candidates.

         Section 4.03. NUMBER AND TERM OF OFFICE.

         (a) Number. the board of directors shall consist of such number of directors, not less than two nor more than six, as may be determined from time to time by resolution of the board of directors.

         (b) Term of office. Each director shall hold office until the expiration of the term for which he or she was elected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

         (c) Resignation. Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

         Section 4.04. VACANCIES.

         (a) General rule. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole director to serve for the balance of the unexpired term, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

         (b) Action by resigned directors. When one or more directo4s resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

         Section 4.05.  REMOVAL OF DIRECTORS.

         (a) Removal by the shareholders. The entire board of directors, or any class of the board, or any individual director may be removed from office without assigning any cause by the vote of shareholders, or of the holders of a class or series of shares, entitled to elect directors, or the class of directors. In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting.
The board of directors may be removed at any time with our without cause by the unanimous vote or consent of shareholders entitled to vote thereon.

         (b) Removal by the board. The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

         (c) Removal of directors elected by cumulative voting. An individual director shall not be removed (unless the entire board or class of the board is removed) if sufficient votes are cast against the resolution for his removal which, if cumulatively voted at an annual or other regular election of directors, would be sufficient to elect one or more directors to the board or to the class.

         Section 4.06. PLACE OF MEETINGS.

         Meetings of the board of directors may be held at such place within or without Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

         Section 4.07. ORGANIZATION OF MEETING.

         At ever meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

         Section 4.08. REGULAR MEETINGS.

         Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

         Section 4.09. SPECIAL MEETINGS.

         Special meetings of the board of directors shall be held whenever called by the chairman or by two or more of the directors.

         Section 4.10. QUORUM OF AND ACTION BY DIRECTORS.

         (a) General rule. A majority of the directors in the office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

         (b) Action by written consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent with the secretary of the corporation.

         Section 4.11. EXECUTIVE AN OTHER COMMITTEES.

        (a) Establishment and powers. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:


                 (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

                 (2) The creation or filling of vacancies in the board of directors.

                 (3) The adoption, amendment or repeal of these by laws.

                 (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

                 (5) Action on matters committed by a resolution of the board of directors to another committee of the board.

         (b) Alternate committee members. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member of members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

         (c) Term. Each committee of the board shall serve at the pleasure of the board.

         (d) Committee procedures. The term "board of directors" or "board" when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.

         Section 4.12. COMPENSATION. The board of directors shall have the authority to fix compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

                                   ARTICLE V

                                    OFFICERS

         Section 5.01.  OFFICERS GENERALLY.

         (a) Number, qualification and designation. The officers of the corporation shall be a president, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation. Any number of offices may be held by the same person.

         (b) Resignations. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

         (c) Bonding. The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

         (d) Standard of care. Except as otherwise provided in the articles, an officer shall perform his or her duties as an officer in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a persons of ordinary prudence would use under similar circumstances. A person who so performs his or her duties shall not be liable by reason of having been an officer of the corporation.

         Section 5.02. ELECTION AND TERM OF OFFICE. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

         Section 5.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws.

         Section 5.04. REMOVAL OF OFFICERS AND AGENTS. Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself created contract rights.

         Section 5.05. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

         Section 5.06. AUTHORITY. All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolution or orders of the board of directors or in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

         Section 5.07. THE CHAIRMAN OF THE BOARD. The chairman of the board if there be one, or in the absence of the chairman, the vice chairman of the board, shall preside at all meetings of the shareholders and of the board of directors and shall perform such other duties as may from time to time be requested by the board of directors.

         Section 5.08 THE PRESIDENT. The president shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors. The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and , in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.

         Section 5.09. THE SECRETARY. The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and shall record all votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and o committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and , in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

         Section 5.10. THE TREASURER. The treasurer or an assistant treasurer shall have or provide for custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time ve assigned by the board of directors or the president.

         Section 5.11. SALARIES. The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section
5.03. no officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

         Section 5.12. DISALLOWED COMPENSATION. Any payments made to an officer or employee of the corporation such as a salary, commission;, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed, in lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from future compensation payments until the amount owed to the corporation has been recovered.


                                 ARTICLE VI

                    CERTIFICATES OF STOCK, TRANSFER, ETC.

         Section 6.01. SHARE CERTIFICATES. Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. The share register or transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

         Section 6.02. ISSUANCE. The share certificates of the corporation shall be numbered and registered in the share register ofr transfer books of the corporation as they are issued. They shall be signed by the president or a vice president and by the assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent or a registrar the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In caase any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued at the date of its issue. The provisions of this Section 6.02 shall be subject to any inconsistent or contrary agreement at the time between the corporation and any transfer agent or registrar.

         Section 6.03. TRANSFER. Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. 8101 et seq., and its amendments and supplements.

         Section 6.04. RECORD HOLDER OF SHARES. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

         Section 6.05. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and such sum, and with such surety or sureties, as it may direct.

                                 ARTICLE VII

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER
                           AUTHORIZED REPRESENTATIVES

         Section 7.01.  SCOPE OF INDEMNIFICATION

         (a) General rule. The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

                 (1) where such indemnification is expressly prohibited by applicable law;

                 (2) where the conduct of the indemnified representative has been finally determined pursuant to Section 7.06 or otherwise:

                          (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

                          (ii) to be based upon or attributable to the receipt by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or

                 (3) to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 7.06 to be otherwised unlawful.

         (b) Partial payment. If an indemnified represetative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

         (c) Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

         (d)  Definitions.  For purposes of this Article:

                 (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint ventureeee, trust, employee benefit plan or other entity or enterprise;

                 (2) "indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise):

                 (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys' fees and disbursements); and

                 (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

         Section 7.02. PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVES. Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to a reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

         Section 7.03. ADVANCING EXPENSES. The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or the initiation of or participation in which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.06 that such person is not entitled to repay an advance shall not be a prerequisite to the making of such advance.

         Section 7.04. SECURING OF INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

         Section 7.05. PAYMENT OF INDEMNIFICATION. An indemnified representative shall be entitled to idemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

         Section 7.06.  ARBITRATION.

         (a) General rule. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of theAmerican Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

         (b) Burden of proof. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

         (c) Expenses. The corporation shall reimburse an indemnified representative for the expenses

(including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

         (d) Effect. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 7.01 (a) (2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

         Section 7.07. CONTRIBUTION. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

        Section 7.08. MANDATORY INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

         Section 7.09. CONTRACT RIGHTS; AMENDMENT OR REPEAL. All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

         Section 7.10. SCOPE OF ARTICLE. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advncement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

         Section 7.11. RELIANCE OF PROVISIONS. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided in this Article.



                                ARTCILE VIII

                                MISCELLANEOUS

         Section 8.01. CORPORATE SEAL. The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal. Delaware".

         Section 8.02. CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors or any person authorized by resolution of the board of directors may from time to time designate.

         Section 8.03.  CONTRACTS.

         (a) General rule. Excepts as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

         (b) Statutory form of execution of instruments. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the president or vice president and secretary or assistant secretary or treasurer or assistant treasurer of the corporation, shall be held to have been properly executed for and in behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

         Section 8.04.  INTERESTED DIRECTORS OR OFFICERS; QUORUM.

         (a) General rule. A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or sole because the director of officer is present at or participates in the meeting of the board of directors that authorize the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

                 (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

                 (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

                 (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

         (b) Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

         Section 8.05. DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

         Section 8.06.  CORPORATE RECORDS.

         (a) Required records. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

         (b) Right of inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interst of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in Pennsylvania or at its principal place of business wherever situated.

         Section 8.07. FINANCIAL REPORTS. Unless otherwise agreed between the corporation and a shareholder, the corporation shall furnish to its shareholders and annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the corporation and one or more of its subsidiaries. The financial statements shall be mailed by the corporation to each of its shareholders entitled thereto within 120 days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the corporation to any shareholder or beneficial owner entitled thereto to whoma copy of the most recent annual financial statements has not previously been mailed. Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant; in other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the corporation:

                 (1) Stating his reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation.

                 (2) Describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

         Section 8.08. AMENDMENT OF BYLAWS. These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See
Section 2.03(b) (relating to notice of action by shareholders on bylaws).